HEIN & ASSOCIATES LLP
Certified Public Accountants and Advisors

February 24, 2006

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

RE:	AeroGrow International, Inc. (formerly Wentworth I, Inc.) File No. 0-50888

Dear Sirs:

We have read Item 4.01(a) of AeroGrow International, Inc. Form 8-K, dated February 27, 2006, and are in agreement with the statements contained in Item 4.01(a) therein as they relate to us.

Very truly yours,

/s/ HEIN& ASSOCIATES LLP

717 17th street, Suite 1600
Denver, Colorado 80202
Phone: 303-298-9600
Fax: 303-298-8118
www.heincpa.com